Exhibit 23.1
Consent of independent registered public accounting firm
We hereby consent to the incorporation by reference in the Registration Statements on:
Form S-3 Nos: 333-146731, 333-146220, 333-155535 and 333-151397; and
Form S-8 Nos: 333-145108, 333-142109, 333-125827, 333-112967, 333-64476, 333-47350, 333-31666, 333-31634, 333-92217, 333-73119 and 333-150208
of JPMorgan Chase & Co. or its affiliates of our report dated February 27, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 2, 2009

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